Exhibit 10.9

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT made and entered into as of _______, 20__, by and between Asterias Biotherapeutics, Inc., a Delaware corporation (the “Company”), and __________, an employee (the “Employee”) of the Company.

W I T N E S S E T H

WHEREAS, the Company has adopted the Asterias Biotherapeutics, Inc. 2013 Equity Incentive Plan (the “Plan”), administered by the Company’s Board of Directors (the “Board”) or, in the discretion of the Board, by a committee (the “Committee”), providing for the granting to its employees or other individuals, stock options to purchase the Company’s Series B common stock, par value $0.0001 per share; and

WHEREAS, the Plan provides for the grant of certain options which are intended to be incentive stock options (“Incentive Stock Options” or “Options”) within the meaning of Selection 422(b) of the Code; and

WHEREAS, the Employee is an officer or key employee who is in a position to make an important contribution to the long-term performance of the Company;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.            Grant.  The Company hereby grants to the Employee an Incentive Stock Option to purchase _______ shares of Series B common stock, par value $0.0001 per share (the “Shares”), at the price set forth in Section 2, on the terms and conditions hereinafter stated and subject to any limitations contained in the Plan.

2.            Exercise Price.  The purchase price per Share is _____ dollars and ______ cents ($_____) which was 100% of the fair market value of the common stock subject to the option on the grant date as determined by the Board.

3.            Vesting.  Unless otherwise terminated as provided by this Agreement, this option will vest (and thereby become exercisable) as follows: ____ of the number of Shares will vest at the end of each full month that elapses following _______, 20__.  Vesting will depend on Employee’s continued employment with the Company through the applicable vesting date.  The unvested portion of the Option shall not be exercisable.

4.            Expiration.  The vested portion of the options shall expire on the earliest of (A) ______ (__) years from date of grant, (B) ninety days after Employee ceases to be an employee of the Company for any reason other than Employee’s death or Disability (as defined below), or (C) one year after Employee ceases to be an employee of the Company due to death or Disability; provided that if Employee dies during the ninety day period described in clause (B) of this paragraph, the expiration date of the vested portion of the Option shall be one year after the date of Employee’s death.

5.            Adjustments in Shares and Purchase Price.

(a)            When all outstanding shares of Series B common Stock of the Company have been converted into Series A common stock, par value $0.0001 per share (“Series A Shares”), the Shares that will be issued upon the exercise of this option shall be Series A Shares, and all references in this option to Shares or Series B common stock shall thenceforth be references to Series A Shares

(b)            In the event of changes in the outstanding Series B common stock or in the capital structure of the Company, other than the conversion of shares of Series B common stock into Series A Shares, by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the date of grant of this option, the exercise price and the number of Shares subject to this option will be equitably adjusted or substituted, as to the number, price or kind of a share of securities or other consideration to the extent necessary to preserve the economic intent of such Award, as determined by the Board or Committee.

(c)            Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company’s issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, this option shall terminate, unless provision is made in writing in connection with such transaction for the assumption of options theretofore granted under the Plan, or the substitution of such options by any options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this option shall continue in the manner and under the terms so provided.

(d)            To the extent that the foregoing adjustments relate to stock or securities of the Company or the exercise price of this option, such adjustments shall be made by the Board or Committee, whose determination in that respect shall be final, binding and conclusive.

(e)            The grant of this option shall not affect in any way the right of power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

6.            Effect of Termination of Employment.  In the event of termination of the Employee’s Continuous Service for any reason other than his or her death or disability, this option may not be exercised after the date three months following the date of termination of Employees Continuous Service, and may be exercisable only up to the amount vested on the date of termination.  “Continuous Service” means that the Employee’s service with the Company, whether as an employee, consultant, or director, is not interrupted or terminated, as determined in accordance with the Plan.

7.            Effect of Death or Disability.  This option shall be exercisable during the Employee’s lifetime only by the Employee and shall be nontransferable by the Employee otherwise than by will or the laws of descent and distribution.

(a)            In the event the Employee’s Continuous Service terminates on account of the Employee’s disability, this option may not be exercised after the earlier of (i) date 12 months following such termination, and (ii) the expiration of the term of this option, and this option shall be exercisable only up to the amount vested under Section 3 on the date of disability.  Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code.

(b)            In the event Employee’s Continuous Service terminates due to Employee’s death, or if Employee dies during the three month period following termination of Employee’s Continuous Service during which the Employee is permitted to exercise this option pursuant to Section 6, this option may be exercised by the executor or administrator of the Employee’s estate or any person who shall have acquired the option from the Employee by his or her will or the applicable law of descent and distribution, during a period ending on the earlier of (i) 12 months following the date of death, and (ii) the expiration of the term of this option, with respect to the number of Shares for which the deceased Employee would have been entitled to exercise at the time of his or her death, including the number of Shares that vested upon his death under Section 3, subject to adjustment under Section 5.  Any such transferee exercising this option must furnish the Company upon request of the Committee (i) written notice of his or her status as transferee, (ii) evidence satisfactory to the Company to establish the validity of the transfer of the option in compliance with any laws of regulations pertaining to said transfer, and (iii) written acceptance of the terms and conditions of the option as prescribed in this Agreement.

8.            How to Exercise Option.  This option may be exercised by the person then entitled to do so as to any Share which may then be purchased by giving written notice of exercise to the Company, specifying the number of full Shares to be purchased and accompanied by full payment of the purchase price thereof and the amount of any income tax the Company is required by law to withhold by reason of such exercise.  The Option Exercise Price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) the Option Exercise Price may be paid: (i) by delivery to the Company of other Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired (a "Stock for Stock Exchange"); (ii) a "cashless" exercise program established with a broker pursuant to which the broker exercises or arranges for the coordination of the exercise of the Option with the sale of some or all of the underlying Shares; (iii) any combination of the foregoing methods; or (iv) in any other form of consideration that is legal consideration for the issuance of Shares and that may be acceptable to the Board or Committee. The exercise price of Shares acquired pursuant to an Option that is paid by delivery to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  Notwithstanding the foregoing, during any period for which the Company has any security registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or is required to file reports under Section 15(d) of the Exchange Act, or has filed a registration statement that has not yet become effective under the Securities Act of 1933, as amended, and that it has not withdrawn , if the Employee is a director or officer of the Company, any exercise that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited.

9.            No Rights as Shareholder Prior to Exercise.  Neither the Employee nor any person claiming under or through the Employee shall be or have any of the rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon the exercise of the option until the date of receipt of payment (including any amounts required by income tax withholding requirements) by the Company.

10.            Notices.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at its principal executive office, or at such other address as the Company may hereafter designate in writing.  Any notice to be given to the Employee shall be addressed to the Employee as the address set forth beneath his or her signature hereto, or at any such other address as the Employee may hereafter designate in writing.  Any such notice shall be deemed to have been duly given three (3) days after being addressed as aforesaid and deposited in the United States mail, first class postage prepaid.

11.            Restrictions on Transfer.  Except as otherwise provided herein, the option herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution attachment or similar process upon the rights and privileges conferred hereby.  Any transfer, assignment, pledge or other disposal of said option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or any sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, shall immediately be null and void and shall not vest in any purported assignee or transferee any rights or privileges of the optionee, under this Agreement or otherwise with respect to such options.  Notwithstanding the preceding two sentences, in conjunction with the exercise of an option, and for the purpose of obtaining financing for such exercise, the option holder may arrange for a securities broker/dealer to exercise an option on the option holder’s behalf, to the extent necessary to obtain funds required to pay the exercise price of the option.

12.            Successor and Assigns.  Subject to the limitations on transferability contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and assigns of the parties hereto.

13.            Additional Restrictions.  The rights awarded hereby are subject to the requirement that, if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such rights upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such rights or the issuance or purchase of Shares in connection with the exercise of such rights, then such rights may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board or the Committee.  Furthermore, if the Board or Committee determines that amendment to any stock option (including but not limited to the increase in the exercise price) is necessary or desirable in connection with the registration or qualification of any Shares or other securities under the securities or “blue sky” laws of any state, then the Board or Committee shall have the unilateral right to make such changes without the consent of the Employee.

14.            Notice of Sale or Other Disposition of Shares.  In the event the Employee disposes of any of the Shares that may be acquired hereunder at any time within two years of the date hereof or one year from the date the Shares were acquired, the Employee agrees to notify the Company in writing within ten days of the date of such disposition, of the number of Shares disposed of, the nature of the transaction, and the amount received (if any) upon such disposition.  Employee understands that such a disposition may result in imposition of withholding taxes, and agrees to remit to the Company on request any amounts requested to satisfy any withholding tax liability.

15.            Terms of Employment.  Subject to any employment contract with the Employee, the terms of employment of the Employee shall be determined from time to time by the Company and the Company shall have the right, which is hereby expressly reserved, to terminate the Employee or change the terms of the employment at any time for any reason whatsoever, with or without good cause. The Employee agrees to notify in writing the Corporate Secretary of the Company of the Employee’s intention, if any, to terminate Employee’s employment within ten days after said intention is formed.

16.            Payment of Taxes.  Whenever Shares are to be issued to the Employee in satisfaction of the rights conferred hereby, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

17.            Terms and Conditions of Plan.  This Agreement is subject to, and the Company and the Employee agree to be bound by, all of the terms and conditions of the Plan, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Employee, without his or her consent, of any of his or her rights hereunder, except as otherwise provided in this Agreement or in the Plan.  The Shares acquired hereunder may also be subject to restrictions on transfer and/or rights of repurchase that may be contained in the Bylaws of the Company or in separate agreements with Employee.  The Board or the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Board or the Committee in good faith shall be final and binding upon Employee, the Company and all other interested persons.  No member of the Board or the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18.            Severability.  In the event that any provision in this Agreement shall be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on the remaining provisions of this Agreement.

19.            Governing Law.  This Agreement shall be governed by and construed under the laws of the state of Delaware, without regard to conflicts of law provisions.

IN WITNESS HEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

COMPANY:

Asterias Biotherapeutics, Inc.

(Signature)
By:
Title

EMPLOYEE:

(Signature)

(Please Print Name)

PURCHASE FORM

(To be executed upon exercise of Option)

To Asterias Biotherapeutics, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Option Agreement dated _____________, and to purchase thereunder, __________ shares of Series B common stock, as provided for therein, and tenders herewith payment of the Exercise Price ($______ per share) in full in the form of a bank wire transfer to the account of the Company, cash, a certified check, or bank cashier's check in the amount of $______________.

Please issue a certificate or certificates for such shares of Series B common stock in the name of, and pay any cash for any fractional share to:

(Please Print Name)

(Please Print Address)

(Social Security Number or
Other Taxpayer Identification Number)

(Signature)

NOTE:    The above signature should correspond exactly with the name on the face of the Option Agreement.

And, if said number of shares shall not be all the shares purchasable under the Option Agreement, a new Option Agreement is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash.